CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Golden Century Resources Limited (the "Company”) on Form 10-Q for the three months ended September 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, David Cheng Lee, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/David Cheng Lee
David Cheng Lee
President and Director
(Principal Executive Officer, Principal Financial Officer
and Principal Accounting Officer)

November 15, 2010